Exhibit 10.1
FIRST AMENDMENT TO LEASE AGREEMENT
          THIS FIRST AMENDMENT TO LEASE AGREEMENT (the “First Amendment”) is effective as of May 10, 2007, by and between RICHARD B. WIRTHLIN FAMILY LLC, a Utah limited liability company (“Landlord”); and HARRIS INTERACTIVE INC., a Delaware corporation (“Tenant”).
RECITALS:
     R-1. Landlord and Decima Research dba Wirthlin Worldwide, a California corporation (“Decima”), entered into a certain Lease Agreement (the “Initial Lease”), dated April 23, 2002, for 18,212 square feet of Rentable Area, located on the first, fourth and fifth floors of the Building having a street address of 1920 Association Drive, Reston, Virginia 20191.
     R-2. Tenant is successor in interest to Decima and is the Tenant under the terms of the Initial Lease.
     R-3. The Initial Lease, as amended by this First Amendment, is hereinafter referred to as the “Lease,” unless the context clearly requires otherwise.
     R-4. Tenant desires to reduce the amount of Rentable Area by vacating the portion of the Rentable Area containing 5,192 square feet located on the first floor of the Building (the “First Floor Space”).
     R-5. Landlord has agreed to reduce the Rentable Area in exchange for a payment of Two Hundred Thirty Thousand Two Hundred Sixty-Three Dollars ($230,263) and contingent upon Landlord entering into a lease for the First Floor Space with a third party tenant.
     R-6. Landlord and Tenant agree that it is in the best interest of both parties to amend the Lease as set forth herein.
     R-7. Capitalized terms not defined herein shall have the same meanings as in the Lease, as modified by this First Amendment.
AGREEMENTS:
     NOW, THEREFORE, in consideration of the mutual promises contained herein and in the Lease, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant do hereby amend the Lease as follows:
     1. The Recitals numbered R-1 through R-7 are hereby incorporated and made part of this First Amendment.
     2. Replace Section 1.F in its entirety with: “Landlord’s Notice Address: Richard B. Wirthlin Family, LLC, P. O. Box 8158, Reston, Virginia 20195, Attention: Joel A. White, Business Manager, with a copy also sent to Mr. Richard L. Wirthlin, C/O Latham & Watkins, 633 West Fifth Street, Suite 4000, Los Angeles, CA 90071-2007.”
     3. All references in the Lease to Decima Research dba Wirthlin Worldwide, a California corporation, are hereby deleted and replaced with Harris Interactive, Inc., a Delaware corporation.

     4. Replace Section 1.P in its entirety with: “Tenant’s Notice Address: Harris Interactive Inc., 60 Corporate Woods, Rochester, NY 14623, Attention: Mr. Ronald E. Salluzzo, CFO, with a copy to Jennifer H. Thomas, Assistant General Counsel, Harris Interactive Inc., 60 Corporate Woods, Rochester, NY 14623.”
     5. Replace Section 1.M in its entirety with: “Security Deposit: There is no Security Deposit.”
     6. Within thirty days of notice from Landlord to Tenant that Landlord has entered into a lease for the First Floor Space with a third party (the “Notice to Proceed”), Tenant will pay Landlord Two Hundred Thirty Thousand Two Hundred Sixty-Three Dollars ($230,263).
     7. Upon Tenant’s receipt of Notice to Proceed the following amendments to the Lease shall be effective as of June 1, 2007:
          a. Replace Section 1.B in its entirety with: “Basic Rent: Beginning June 1, 2007, and continuing through April 30, 2008, the sum of $370,005.32 payable in advance in equal monthly installments of $33,636.85 (an annual amount of $403,642.16, pro-rated for an 11 month period). Basic Rent is subject to adjustment on May 1, 2008, and annually thereafter, pursuant to Section 4.B.”
          b. Replace the first two sentences of Section 1.K in their entirety with: “Premises: The space, containing Thirteen Thousand Twenty-one (13,021) square feet of total rentable area, located on the fourth and fifth floors of the Building, and having a street address of 1920 Association Drive, Reston, Virginia 20120. The Premises are shown on the floor plans attached as Exhibits A-1 and A-3 attached hereto.”
          c. Replace Section 1.L in its entirety with: “Rentable Area: The rentable area of the Premises is agreed to be Thirteen Thousand Twenty-one (13,021) square feet.”
          d. Replace Section 1.Q in its entirety with: “Tenant’s Proportionate Share: Twenty-six and 5/10 percent (26.5%), which equals the percentage that the Rentable Area bears to the Building Rentable Area. If the Rentable Area changes, Tenant’s Proportionate Share shall be adjusted accordingly.”
          e. Replace Section 4.B in its entirety with: “Beginning June 1, 2007, and continuing until April 30, 2008, and then effective on May 1 of each successive year, the annual Basic Rent payable by Tenant pursuant to Section 1.B (and the monthly installments thereof) shall be in accordance with the schedule set forth below:

Lease Year	Annual Basic Rent	Monthly Basic Rent
5/1/08 through 4/30/09	$429,683.59	$35,806.97
5/1/09 through 4/30/10	$429,683.59	$35.806.97
     8. After receipt by Tenant of the Notice to Proceed, Tenant shall vacate, and shall cause its subtenant to vacate, all of the First Floor Space no later than May 31, 2007, and in accordance with the requirements of Section 27.
     9. Delete Section 35 in its entirety.
     10. Section 37.A is amended to replace “Joel A. White” with “Carole Bond” or his successor as Tenant Representative.
     11. The Lease, as amended by this First Amendment, shall continue in full force and effect under the terms, provisions and conditions thereof. All other terms, covenants and conditions of the

Lease not herein expressly modified are hereby confirmed and ratified and remain in full force and effect, and both parties agree that as of the date of this First Amendment neither party is in default of any portion of the Lease. Capitalized terms used in this First Amendment but not defined herein shall have the same meaning given to them in the Initial Lease.
     12. This First Amendment and the Lease (including all exhibits thereto) contain the full and final agreement between the parties hereto with respect to the Premises. Landlord and Tenant shall not be bound by any terms, conditions, statements, warranties or representations, oral or written, not contained herein. No change or modification of this First Amendment or the Lease shall be valid unless the same is in writing and is signed by the parties hereto. No waiver of any of the provisions of this First Amendment or the Lease shall be valid unless the same is in writing and is signed by the party against which it is sought to be enforced.
     13. This First Amendment shall not be effective and binding unless and until it is fully executed by both parties hereto, with a copy being delivered to both parties.
[Signature Page Follows Next]

     IN WITNESS WHEREOF, Landlord and Tenant have caused this First Amendment to be effective as of the date stated above pursuant to proper authority.

LANDLORD: RICHARD B. WIRTHLIN FAMILY LLC a Utah limited liability company
Date: 5/10/07	By:	/s/ Richard L. Wirthlin	(SEAL)
Richard L. Wirthlin
Managing Member

TENANT: HARRIS INTERACTIVE INC. a Delaware corporation
Date: 5/3/07	By:	/s/ Gregory T. Novak	(SEAL)
Gregory T. Novak
President and CEO

Date: 5/3/07	By:	/s/ Ronald E. Salluzzo
Ronald E. Salluzzo
Chief Financial Officer

STATE OF VIRGINIA
COUNTY OF Fairfax, to wit:
     The foregoing document was acknowledged before me on May 10, 2007, by Richard L. Wirthlin, Managing Member of Richard B. Wirthlin Family LLC.
     My commission expires: 11-30-2008

/s/ Theresa Grant
Notary Public

STATE OF NEW YORK
COUNTY OF MONROE, to wit:
     The foregoing document was acknowledged before me on May 3, 2007, by Ronald E. Salluzzo and Gregory T. Novak of Harris Interactive Inc.
     My commission expires: 3/17/11

/s/ Rosemary Craig
Notary Public